                                                                    Exhibit 4.2


          NEITHER THIS WARRANT NOR ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT (THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS AS EVIDENCED BY AN OPINION OF COUNSEL DELIVERED AND REASONABLY ACCEPTABLE TO THE COMPANY.


                    ----------------------------------------------
                             PLATINUM ENTERTAINMENT, INC.
                            COMMON STOCK PURCHASE WARRANT
                    ----------------------------------------------


          This certifies that, for good and valuable consideration, Platinum Entertainment, Inc., a Delaware corporation (the "Company"), grants to
Andrew B. Lipsher, its successors and permitted assigns (the "Warrantholder"), the right to subscribe for and purchase from the Company fifty thousand (50,000) validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, par value $.001 per share (the "Common Stock"), at the purchase price per share equal to the Exercise Price, as defined herein, at any time prior to 5:00 p.m., New York City time, on February 25, 2008 (the "Expiration Date"), subject to the terms, conditions and adjustments herein set forth.

          The "Exercise Price" shall mean $6.25 per share of Common Stock. The Exercise Price as determined in accordance with the foregoing shall be adjusted from time to time in accordance with the provisions of Section 6.

          1.   EXERCISE OF WARRANTS.

               1.1 EXERCISE OF WARRANT. This Warrant may be exercised, in whole or in part, at any time or from time to time prior to the Expiration Date, by surrendering to the Company at its principal office this Warrant, with an Exercise Form (as defined herein) duly executed by the Warrantholder and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such Exercise Form.

               1.2 CASHLESS EXERCISE. In lieu of the payment of the Exercise Price, the Warrantholder shall have the right (but not the obligation) to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock (the "Conversion Right") as provided for in this Section 1.2. Upon exercise of the Conversion Right, the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any of the Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of the Warrant or portion thereof being exercised at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price in effect immediately prior to the exercise of the Conversion Right for the number of shares for which the Warrant is being exercised from the aggregate Current Market Price (as defined herein) of the shares of Common Stock issuable upon exercise of the Warrant for the number of shares for which the Warrant is being exercised immediately prior to the exercise of the Conversion Right) by (y) the Current Market Price of one share of Common Stock immediately prior to the exercise of the Conversion Right. The Conversion Right may be exercised at any time or from time to time prior to the Expiration Date by surrendering to the Company at its principal office this Warrant, with an Exercise Form duly executed by the Warrantholder and indicating that the Warrantholder wishes to exercise the Conversion Right and specifying the total number of shares of Common Stock for which the Warrant is being exercised.

               1.3  DELIVERY OF WARRANT SHARES; EFFECTIVENESS OF EXERCISE.

                    (a) DELIVERY OF WARRANT SHARES. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form along with a check for the amount of cash to be paid in lieu of fractional shares, if any, shall be delivered to the Warrantholder within 10 Business Days after the Exercise Date (as defined herein). If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates and cash in lieu of fractional shares, if any, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

                    (b) EFFECTIVENESS OF EXERCISE. The exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is exercised in accordance with Section 1.1 or 1.2 (the "Exercise Date"). The Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

               1.4 PAYMENT OF TAXES. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereof; provided, however, that the Warrantholder shall be required to pay any and all taxes that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

          2.   RESTRICTIVE LEGENDS.

               2.1 WARRANTS. Except as otherwise permitted by this Section 2, each Warrant (and each Warrant issued in substitution for any Warrant pursuant to Section 4) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          NEITHER THIS WARRANT NOR ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT (THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS AS EVIDENCED BY AN OPINION OF COUNSEL DELIVERED AND REASONABLY ACCEPTABLE TO THE COMPANY.

               2.2  WARRANT SHARES.  Except as otherwise permitted by this
Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS AS EVIDENCED BY AN OPINION OF COUNSEL DELIVERED AND REASONABLY ACCEPTABLE TO THE COMPANY.

               2.3 REMOVAL OF LEGENDS. Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act and sold pursuant to such registration or (ii) if reasonably requested by the Company, the Warrantholder has delivered to the Company an opinion of legal counsel (from a firm reasonably satisfactory to the Company) which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company's counsel, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be.

          3.   RESERVATION AND REGISTRATION OF SHARES, ETC.

          The Company covenants and agrees as follows:

                    (a) All Warrant Shares that are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue.

                    (b) During the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.


          4.   LOSS OR DESTRUCTION OF WARRANT.

          Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

          5.   OWNERSHIP OF WARRANT.

          The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

          6.   CERTAIN ADJUSTMENTS.

               6.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                    (a) STOCK DIVIDENDS, SUBDIVISION, COMBINATION OR RECLASSIFICATION OF COMMON STOCK. If at any time after the date of the issuance of this Warrant the Company shall (i) declare a stock dividend on the Common Stock payable in shares of its capital stock (including Common Stock),
(ii) increase the number of shares of Common Stock outstanding by a subdivision or split-up of shares of Common Stock, (iii) decrease the number of shares of Common Stock outstanding by a combination of shares of Common Stock or
(iv) issue any shares of its capital stock in a reclassification of the Common Stock, then, on the record date for such dividend or the effective date of such subdivision or split-up, combination or reclassification, as the case may be, the number and kind of shares to be delivered upon exercise of this Warrant will be adjusted so that the Warrantholder will be entitled to receive the number and kind of shares of capital stock that such Warrantholder would have owned or been entitled to receive upon or by reason of such event had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (f).

                    (b) REORGANIZATION, ETC. If at any time after the date of issuance of this Warrant any consolidation of the Company with or merger of the Company with or into any other Person (other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock) or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (each, a "Reorganization Event"), shall be effected in such a way that the holders of Common Stock shall be entitled to receive cash, stock, other securities or assets (whether such cash, stock, other securities or assets are issued or distributed by the Company or another Person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant the Warrantholder shall have the right to receive the kind and amount of cash, stock, other securities or assets receivable upon such Reorganization Event by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such Reorganization Event, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.1.

                    (c) OTHER DILUTIVE EVENTS. In case any event shall occur having an effect similar to the events described in Sections 6.1(a) and 6.1(b), then, in each such case, the Exercise Price and/or the amount of any Common Stock, cash, securities or other assets to be delivered upon exercise of the Warrants shall be adjusted on a basis consistent with reflecting equitably the effects of such changes to the Warrantholders. In the event of such an occurrence, upon receipt of a request for an adjustment from a majority of the Warrantholders, the Company and such Warrantholders shall negotiate in good faith to agree upon an appropriate adjustment within thirty
(30) days of such notice, and if the Company fails to agree within such 30-day period, the Company shall appoint a firm of independent certified accountants of recognized national standing (who can be the regular auditors of the Company), which shall render an opinion upon the adjustments, if any, necessary to reflect equitably the effects of such changes to the Warrantholders. Upon receipt of such opinion, or final agreement with such Warrantholders, the Company shall make the adjustment described therein. The cost and expenses of such accountants shall be borne by the Company.

                    (d) FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price per share of Common Stock.

                    (e)  CARRYOVER.  Notwithstanding any other provision of this
Section 6.1, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than .05% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment that together with any adjustments so carried forward shall amount to .05% or more of the number of shares to be so delivered.

                    (f) EXERCISE PRICE ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted as provided pursuant to this Section 6.1, the Exercise Price per share payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

               6.2 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who shall be appointed at the Company's expense and who may be the independent public accountants regularly employed by the Company) setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.


          7. AMENDMENTS. Any provision of this Warrant may be amended and the observance thereof waived only with the written consent of the Company and the Warrantholder.

          8. NOTICES OF CORPORATE ACTION. So long as this Warrant has not been exercised in full, in the event of:

                    (a) any consolidation or merger involving the Company and any other party or any transfer of all or substantially all the assets of the Company to any other party;

                    (b) any offering to all the holders of its Common Stock of any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                    (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail, by first class mail, postage prepaid, to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of a dividend, distribution or right and the amount and character of any such dividend, distribution or right and
(ii) the date or expected date on which a reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be delivered as soon as practicable and if possible at least 20 days prior to the date therein specified in the case of any date referred to in the foregoing subdivisions (i) and (ii). Failure to give the notice specified hereunder shall have no effect on the status or effectiveness of the action to which the required notice relates.

          9.  DEFINITIONS.

          As used herein, unless the context otherwise requires, the following terms have the following meanings:

          "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which national banks are authorized by law or executive order to close in the State of New York.

          "COMMON STOCK" has the meaning specified on the cover of this Warrant.

          "COMPANY" has the meaning specified on the cover of this Warrant.

          "CURRENT MARKET PRICE" means, with respect to each share of Common Stock as of any date, the average of the daily Closing Prices per share of Common Stock for the 10 consecutive trading days commencing 15 trading days prior to such date.

          "EXERCISE FORM" means an Exercise Form in the form annexed hereto as Exhibit A.

          "EXPIRATION DATE" has the meaning specified on the cover of this Warrant.

          "SECURITIES ACT" has the meaning specified on the cover of this Warrant.

          "WARRANTHOLDER" has the meaning specified on the cover of this Warrant.

          "WARRANT SHARES" has the meaning specified on the cover of this Warrant; provided, however, that Warrant Shares shall not include shares sold to the public pursuant to Rule 144 under the Securities Act of 1933, as amended, or pursuant to an effective registration statement under the Securities Act.

          11.  MISCELLANEOUS.

               11.1 ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to this Warrant.

               11.2 BINDING EFFECT; BENEFITS. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

               11.3 SECTION AND OTHER HEADINGS. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

               11.4 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied or sent by certified, registered or express mail, as follows:

                    (a)  if to the Company, addressed to:

                         Platinum Entertainment, Inc.
                         2001 Butterfield Road
                         Downers Grove, Illinois  60515
                         Telecopy:  (630) 769-0049
                         Attention:  Chief Executive Officer

                         with a copy to:

                         Katten, Muchin & Zavis
                         525 West Monroe Street, Suite 1600
                         Chicago, Illinois  60661
                         Telecopy:  (312) 902-1061
                         Attention:  Matthew S. Brown, Esq.

                    (b)  if to the Warrantholder, addressed to:


                         --------------------------------------

                         --------------------------------------

                         --------------------------------------

                         Telecopy:
                                  -----------------------------

Any party may by notice given in accordance with this Section 11.4 designate another address or person for receipt of notices hereunder.

               11.5 SEVERABILITY. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

               11.6 GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to such agreements made and to be performed entirely within such State.

               11.7 NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be deemed to confer upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                   PLATINUM ENTERTAINMENT, INC.


                                   By: /s/ Steven Devick
                                      -----------------------------------------
                                      Name:  Steven Devick
                                      Title: Chief Executive Officer


Dated: February 25, 1998

                                                                       EXHIBIT A


                                    EXERCISE FORM

                    (To be executed upon exercise of this Warrant)

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase __________ of the Warrant Shares and [herewith tenders payment for such Warrant Shares to the order of Platinum Entertainment, Inc. in the amount of $__________] [hereby exercises its Conversion Right] in accordance with the terms of this Warrant. The undersigned requests that a certificate for [such Warrant Shares] [that number of Warrant Shares to which the undersigned is entitled as calculated pursuant to
Section 1.2] be registered in the name of the undersigned and that such certificates be delivered to the undersigned's address below.


Dated:
      ----------------------------


                    Signature
                              -------------------------------


                                   -------------------------------
                                          (Print Name)

                                   -------------------------------
                                        (Street Address)

                                   -------------------------------
                                   (City)   (State)  (Zip Code)